EXHIBIT 32.2
Certification of the Chief Financial Officer
and Chief Accounting Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Suburban Propane Partners, L.P. (the “Partnership”) on Form 10-K for the period ended September 27, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Stivala, Chief Financial Officer and Chief Accounting Officer of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ MICHAEL A. STIVALA
Michael A. Stivala
Chief Financial Officer & Chief Accounting Officer November 26, 2008
This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.